                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 33-80871, 33-99148, 33-98150 and 333-119829) of
Proliance International, Inc. of our report dated July 15, 2005 relating to the financial statements of the Aftermarket Business of Modine Manufacturing Company
at March 31, 2005, 2004, and 2003 which appears in the Current Report on Form
8-K/A of Proliance International Inc. dated September 6, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
September 6, 2005